Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in the Registration Statement (No. 333-135723) on Form S-8 of VIASPACE Inc. (the “Company”) of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated March 30, 2007 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB/A (Amendment No. 1) of VIASPACE Inc. for the year ended December 31, 2006.

/s/ Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
May 18, 2007